Exhibit 10.1

Execution

CARBON NATURAL GAS COMPANY

Fifty Thousand Shares of Series B Convertible Preferred Stock

PURCHASE AGREEMENT

This Agreement will confirm the arrangement between Carbon Natural Gas Company, a Delaware corporation (the “Company”), with its principal offices at 1700 Broadway, Suite 1170, Denver, Colorado 80290, and the purchaser whose name and address are set forth on the signature pages hereof (the “Purchaser”), relating to the issuance and sale by the Company to the Purchaser of fifty thousand (50,000) shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Securities”) on the terms, conditions and other provisions contained in this Agreement and in the Certificate of Designation (as such term is defined below). In accordance with the terms of the Certificate of Designation of Relative Rights and Preferences of the Series B Convertible Preferred Stock filed with the Delaware Secretary of State (the “Certificate of Designation”) on April 5, 2018, the Preferred Securities are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Conversion Securities”). The Preferred Securities together with the Conversion Securities to be issued to the Purchaser upon conversion of the Preferred Securities are referred to herein as the “Securities.” A copy of the Certificate of Designation is attached hereto as Appendix I.

The Securities are being offered and sold to the Purchaser in a private placement (the “Private Placement”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), in reliance upon Regulation D (“Regulation D”) thereunder.

Proceeds from the Private Placement, will be utilized by the Company (i) to acquire 5,000 Class A Units of Carbon California Company, LLC, a Delaware limited liability company (“CCC, LLC”) and (ii) to meet additional capital contribution requirements of CCC, LLC pursuant to the Amended and Restated Limited Liability Company Agreement of CCC, LLC.

CCC, LLC will use the contributed funds, along with (i) funds contributed by Prudential Capital Energy Partners, L.P., (ii) borrowed funds under CCC, LLC’s senior secured credit facility with Prudential Legacy Insurance Company of New Jersey and The Prudential Insurance Company of America and (iii) borrowed funds from Prudential Capital Energy Partners, L.P. pursuant to a subordinated note financing, to finance the acquisition (the “Acquisition”) of certain oil and gas properties, gas gathering and compression facilities and other assets related thereto from Seneca Resources Corporation (the “Seller”) pursuant to a Purchase and Sale Agreement (the “PSA”) between CCC, LLC and the Seller.

This Agreement and the PSA are referred to herein collectively as the “Transaction Documents”, and the transactions contemplated hereby, and thereby are referred to herein collectively as the “Transactions”.

1. Authorization of Sale of the Securities. The Company has authorized the issuance and sale of the Securities. The Company has reserved for issuance to the holder of the Preferred Securities, the number of shares to be issued upon conversion of the Preferred Securities into the Conversion Securities.

2. Purchase and Sale of the Securities. Subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 below, the Company will issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, upon the terms, conditions and other provisions hereinafter set forth and set forth in the Certificate of Designation, 50,000 shares of the Preferred Securities for the purchase price of $100 per share (the “Purchase Price”).

3. Delivery of the Securities at the Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9 below, the closing of the purchase and sale of the Securities (the “Closing”) shall occur on April 6, 2018 (the “Closing Date”) at the offices of the Company, 1700 Broadway, Suite 1170, Denver, Colorado 80290, or such other location on which the Company and the Purchaser mutually agree.

4. Form of Payment. On the Closing Date, (a) the Purchaser shall pay the Purchase Price to the Company for the Preferred Securities to be issued and sold to the Purchaser by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (b) the Company shall deliver certificates for the Preferred Securities to the Purchaser (with the customary legend thereon restricting transfer except pursuant to registration under Section 5 of the 1933 Act or an exemption from registration under Section 4(a)(2) of the 1933 Act found in Section 5(d) hereof), duly executed on behalf of the Company.

5. Purchaser’s Representations and Warranties. Purchaser represents and warrants to, and agrees with, the Company as follows:

(a) The Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii)  will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and any applicable state securities laws; (iv)  has, in connection with its decision to purchase the Securities, relied solely upon the representations and warranties of the Company contained herein, and Purchaser or its representatives, if any, have been furnished with, or have had access to, all materials relating to CCC, LLC, the Acquisition, the business, finances and operations of the Company (including all reports filed with the Commission) and materials relating to the offer and sale of the Securities which have been requested by the Purchaser; the Purchaser, or its representatives, if any, have been afforded the opportunity to ask questions of and perform customary due diligence regarding the Company, CCC, LLC and the Acquisition; and neither such inquiries and due diligence nor any other due diligence investigations conducted by the Purchaser, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 6 below; and (v) understands that its investment in the Securities involves a significant degree of risk including a risk of total loss of Purchaser’s investment, and the Purchaser is fully aware of and understands all the risk factors related to the Purchaser’s purchase of the Securities, including, but not limited to, those set forth in any filings made by the Company with the Securities Exchange Commission (the “Commission”). Purchaser further represents and warrants to the Company that Purchaser has determined that the purchase of the Securities is a suitable investment for the Purchaser, and is consistent with the Purchaser’s risk tolerance and investment objectives.

(b) The Purchaser has all necessary power and authority to execute and deliver this Agreement and the execution and delivery of this Agreement has been duly authorized by the Purchaser. Assuming that this Agreement is the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(c) The Purchaser understands and acknowledges that the Securities are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the offer and sale of the Securities have not been registered under the Securities Act or any other securities law and that if in the future it decides to offer and sell any Securities that it purchases hereunder, those Securities, absent an effective registration statement under the Securities Act, may be offered and sold only pursuant to an exemption from registration under the Securities Act and in accordance with any applicable securities laws of the states and other jurisdictions of the United States.

(d) The Purchaser understands that the Securities will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s signature on the signature page hereto.

(g) The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or a “qualified institutional buyer” as defined in Rule 144A.

(h) The Purchaser acknowledges that the Company will rely upon the trust and accuracy of the foregoing acknowledgements, representations and agreements.

6. Representations, Warranties and Agreements of the Company. In addition to the other representations, warranties and agreements contained in this Agreement, the Company represents and warrants to, and agrees with, the Purchaser as follows:

(a) The Company’s filings with the Commission, conformed, when filed, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”); and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged except where the failure to be so qualified or have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or prospects of the Company or its subsidiaries taken as a whole (a “Material Adverse Effect”). None of the subsidiaries of the Company other than Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”), Nytis Exploration Company LLC, a Delaware limited liability company (“NEC”), CCC, LLC, and Carbon Appalachian Company, LLC, a Delaware limited liability company is a “significant subsidiary”, as such term is defined in Rule 405 of the Securities Act.

(c) The Company is authorized to issue 10,000,000 shares of $0.01 par value per share common stock and 1,000,000 shares of $0.01 par value per share preferred stock. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued equity of each subsidiary of the Company has been duly and validly authorized and issued and is fully paid and non-assessable. Except as disclosed in filings with the Commission, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of its capital stock, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any of its capital stock and (iii) there are no restrictions upon transfer of its capital stock pursuant to the Company’s charter or bylaws.

(d) There are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

(e) There has been no change in the capitalization of the Company or any of its subsidiaries since March 23, 2018, except with respect to (i) changes occurring in the ordinary course of business and (ii) changes in outstanding common stock resulting from transactions relating to an employee benefit plan, stock purchase warrants, stock options existing on the date hereof or the Company’s 2011 and 2015 Stock Incentive Plans.

(f) There are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of any of the Company or its subsidiaries is subject which, if determined adversely to such companies, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There is no pending or, to the best of the Company’s knowledge, threatened legal or governmental proceeding that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance of the Securities to be sold pursuant to this Agreement or the consummation of the other Transactions.

(g) Neither the Company nor its subsidiaries is (i) in violation of its charter or bylaws, or equivalent organizational document, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) to the best of the Company’s knowledge, in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(h) Except for material losses or interference in connection with the Thomas Fire in Ventura County, California, neither the Company nor its subsidiaries has sustained, since the date of the latest audited financial statements, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any strike, job action, slowdown, work stoppage, labor dispute or court or governmental action, order or decree (a “Material Loss”); and, since such date, there has not been any change in the common stock, short-term debt or long-term debt of either the Company or its subsidiaries (other than borrowings in the ordinary course of the Company’s or its subsidiaries business) or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, general affairs, management, position (financial or otherwise), stockholders’ equity, results of operations, cash flow or earnings of the Company or its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Company’s filings with the Commission.

(i) The financial statements, including the related notes and supporting schedules, included or incorporated by reference in the Company’s filings with the Commission present fairly the financial condition, results of operations and changes in financial position of the Company and Nytis USA and their subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved.

(j) The proceeds of the sale of the Series B Convertible Preferred Stock (net of the expenses and commissions associated therewith) shall be used by the Company only for the purposes specified in the recitals of this Agreement.

(k) EKS&H, LLLP (the “Company Accountants”), who have audited the financial statements of the Company is a registered public accounting firm; and the Company Accountants were independent accountants as required by the Exchange Act during the periods covered by the financial statements on which they reported.

(l) The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder to issue the Securities and to consummate the other Transactions; each of the Transaction Documents and the Transactions have been duly authorized by the Company; this Agreement has been duly executed and delivered by the Company and each of the other Transaction Documents, when executed and delivered by the Company, assuming that such Transaction Documents are or will be the valid and binding agreements of the other parties thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(m) At Closing, the Company will have all necessary power and authority to execute, issue and deliver the Preferred Securities; the Preferred Securities will have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchaser pursuant to the Purchase Agreements on the Closing Date, the Preferred Securities will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any preemptive rights and liens. The Company will have all necessary power and authority to execute, issue and deliver the Conversion Securities; the Conversion Securities will have been duly and validly authorized, and, when issued and delivered upon conversion of the Preferred Securities in accordance with the Certificate of Designation, the Conversion Securities will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any preemptive rights and liens.

(n) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the performance of the obligations of the Company hereunder and thereunder, the issuance of the Securities and the consummation of the other Transactions will not, as of the Closing Date with respect to the Preferred Securities and at such time as the Preferred Securities are converted into the Conversion Securities in accordance with the Certificate of Designation, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or their subsidiaries is bound or to which any of the property or assets of the Company or the Acquired Assets is subject, (ii) result in any violation of the provisions of the charter, bylaws of any of the Company or its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company or its subsidiaries or any of their properties or assets or the Acquired Assets, (iii) result in the imposition or creation of (or the obligation to create or impose) any Lien under any agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or their respective properties or assets or the Acquired Assets is bound (provided, however, that the Company anticipates that the lender under its credit facility will require the Company to grant security interests on the equity ownership in CCC, LLC that the Company acquires) or (iv) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an “Authorization”) of the Company or its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

(o) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Securities, the performance of the obligations of the Company hereunder and thereunder and the consummation of the other Transactions contemplated hereby and thereby, except (i) with respect to the transactions contemplated by the PSA, (ii) as required by the state securities or “blue sky” laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made.

(p) Neither Company, or its subsidiaries is or, as of the Closing Date, after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the recitals hereto, will be an “investment company” as defined, and subject to regulation, under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “ Investment Company Act”).

(q) The Company and its subsidiaries have (i) good and marketable title to all real property and good title to all personal property owned by them, free and clear of all liens, encumbrances and defects, other than those imposed under the Company’s or its subsidiaries’ respective credit facility; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases; and (ii) defensible title to all their interests in all oil and gas properties owned or leased by them, free and clear of all liens, encumbrances and defects, other than those imposed under the Company’s or its subsidiaries’ respective credit facility, and title investigations have been carried out by the Company in accordance with customary practice in the oil and gas industry, except in each case, as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries.

(r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Internal Revenue Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(s) The Company and each of its subsidiaries has filed by the due date (including any extensions thereof) all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes (including withholding taxes, penalties and interest, assessments, fees and other charges) due thereon, other than those being contested in good faith and for which adequate reserves have been taken; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(t) Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 and its compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities, in the manner contemplated by Transaction Documents, to register the offer and sale of the Securities under the Securities Act.

(u) The Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D) have not engaged, and will not engage, directly or indirectly in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2); and the Company has not entered, and will not enter, into any arrangement or agreement with respect to the distribution of the Securities, and the Company agrees not to enter into any such arrangement or agreement.

(v) Neither the Company nor any of its Affiliates has directly or indirectly sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) which is, or would be, integrated with the sale of any of the Securities in a manner that would require the registration under the Securities Act of any of the Securities.

(w) Neither the Company nor, to the Company’s knowledge, any of the Affiliates of the Company, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of such securities.

(x) The Company has not sold or issued any security of the same or similar class or series as any of the Securities or any security convertible into any of the Securities during the six-month period preceding the earlier of the date of this Agreement and the Closing Date, including any sales pursuant to Rule 144A, or Regulation D (other than shares issued pursuant to employee benefit plans, qualified stock options plans or the Company’s 2011 and 2015 Stock Incentive Plans or pursuant to outstanding options, rights or warrants), and has no intention of making, and will not make, an offer or sale of such securities, for a period of six months after the date of the Purchase Agreement, except for (i) the offering of the Conversion Securities as contemplated in this Agreement, (ii) the offering of the Company’s common stock during the second or third quarter of 2018 in an offering registered on Form S-1 (the “Re-IPO”) or (iii)  shares issued pursuant to employee benefit plans, qualified stock options plans or the Company’s 2011 and 2015 Stock Incentive Plans. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(y) No securities of the same class as the Preferred Securities are listed on any national securities exchange. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The OTC Bulletin Board quotation service (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTCBB, nor has the Company received any notification that the Commission, the OTCBB or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

(z) Each certificate signed by any officer of the Company and delivered to the Purchaser shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

7. Covenants.

(a) Reasonable Best Efforts. Each party hereto shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

8. Conditions to the Company’s Obligation to Sell the Securities. The obligation of the Company hereunder to issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) receipt by the Company of same-day funds in the full amount of the Purchase Price for the Securities being purchased hereunder;

(b) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings by such Purchaser prior to the Closing; and

(c) determination by the Board that the funds to be raised by the sale of the Securities pursuant hereto are necessary for the Company to purchase the Class A Units of CCC, LLC.

9. Conditions to the Purchaser’s Obligation to Purchase the Securities. The obligation of Purchaser hereunder to purchase the Preferred Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(a) The representations and warranties made by the Company in Section 6 hereof qualified as to materiality shall be true and correct on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 6 hereof not qualified as to materiality shall be true and correct in all material respects on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) Each of the Transaction Documents shall have been duly executed and delivered by the Company and the other parties thereto; and

(e) the Preferred Securities shall have been duly executed and delivered by the Company.

10. Indemnification.

(a) Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Sections 6(b), 6(c), 6(e), 6(l), 6(m), 6(n) and 6(o) shall survive indefinitely. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

(b) Each party hereto (each, an “Indemnifying Party”) agrees to indemnify and hold harmless the other party and its affiliates and its and their respective partners, members, directors, managers, officers, employees and agents (collectively, the “Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or related to (i) any inaccuracy in or breach of any of the representations or warranties of the Indemnifying Party contained in the Transaction Documents or in any certificate or instrument delivered by or on behalf of the Indemnifying Party pursuant to this Agreement; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Indemnifying Party pursuant to the Transaction Documents, and agrees to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Promptly after receipt by an Indemnified Party under subsection (a) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under such subsection, notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party (i) will not relieve it from liability under subsection (a) above unless and to the extent it did not otherwise learn of such action and such failure results in forfeiture by the Indemnifying Party of substantial rights and defenses; and (ii) will not, in any event, relieve it from any liability which it may have to any Indemnified Party otherwise than under subsection (a) above. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Section 10. Nothing in this Section 10(d) shall limit any person’s right to seek and obtain any equitable relief to which any person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

11. Registration Rights.

(a) Following conversion of the Preferred Securities in accordance with the Certificate of Designation, the Purchaser shall be entitled to no fewer than three (3) Demand Registration Rights on Form S-1 (and an unlimited number of Demand Registration Rights on Form S-3, if available), which Demand Registration Rights may be exercised at any time; provided, that such Demand Registration Rights may not be exercised by the Holder more than two (2) times in any three hundred sixty-five (365) day period.

(b) The Purchaser shall be entitled to unlimited Piggyback Rights, provided, however, that the Purchaser will not be entitled to such Piggyback Rights in connection with the Re-IPO.

(c) The Company shall bear all costs of any shelf or underwritten registration (other than underwriters’ discounts and commissions relating to the Purchaser’s Conversion Securities sold thereunder).

(d) Upon request by the Purchaser, the Company shall execute and deliver to the Purchaser an agreement setting forth the registration rights contemplated by this Section 11 and establishing procedures and including such terms and conditions, reasonably satisfactory to the Purchaser, as are customary in registration rights agreements, including provisions in respect of (i) an indemnity by the Company in favor of the Purchaser, (ii) “blackout” periods and (iii) “lockups”.

(e) The Purchaser shall have the registration rights contemplated by this Section 11 from the Closing and thereafter until all Conversion Securities (i) have been sold by the Purchaser under an effective registration statement or pursuant to Rule 144 adopted under the Securities Act or (ii) have become freely tradable without restriction, including any manner-of-sale requirement or restriction on the number of shares that may be sold during any period of time, under Rule 144.

(f) Purchaser’s exercise of any registration rights hereunder shall be conditioned on Purchaser providing such information to the Company, and completing a standard form of selling shareholder questionnaire, as may be necessary in order to include such securities in the registration statement.

12. Certain Definitions.  If not expressly defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Demand Registration Rights” means the right of the Purchaser to require the Company to effect a registration of all or part of the Conversion Securities held by the Purchaser on a registration statement on Form S-1 (or on Form S-3, if available) under the Securities Act and to register or qualify such Conversion Securities under the appropriate state securities or “blue sky” laws in connection therewith.

“Piggyback Rights” means, subject to the limitations provided in Section 11 hereof, the right of the Purchaser to require the Company to include the Purchaser’s Conversion Securities in any registration statement to be filed under the Securities Act by the Company with respect to any of its equity securities for its own account (other than a registration statement on Form S 4 or Form S-8 or any successor or substantially similar form) or for the account of any other holders of its equity securities.

13. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process. (i) Each of the Purchaser and the Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(ii) Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(iii) Entire Agreement; No Inconsistent Agreements. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(c) Amendments and Waiver. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the written consent of the Company and the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) Survival. The representations and warranties of the Company and the Purchaser, the agreements and covenants and the indemnification and contribution provisions set forth in this Agreement shall survive the Closing.

(e) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

(g) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(h) Counterparts; E-Mail or Facsimile Execution.  This Agreement may be executed in any number of counterparts and, if executed in more than one counterpart, the executed counterparts shall be deemed to be an original but all such counterparts shall together constitute one and the same instrument  This Agreement may be executed and delivered electronically including by emailed pdf signatures or facsimile signatures.

(i) Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j) Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(i) if to the Company, shall be delivered or sent by mail or facsimile transmission to it at: 1700 Broadway, Suite 1170, Denver, Colorado 80290, Attention: Patrick R. McDonald (fax: 720-407-7041; telephone: 720-407-7043; email: pmcdonald@carbonnaturalgas.com);

with a copy to Welborn Sullivan Meck & Tooley, P.C., Address: 1125 17th Street, Suite 2200, Denver, Colorado 80202, Attention: Jeffrey J. Peterson, Esq. (fax: (303) 832-2366; telephone: (303) 830-2500; email: jpeterson@wmstlaw.com); and

if to the Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to the address set forth immediately below such Purchaser’s name on the signature page hereto.

Any such statements, requests or notices will take effect at the time of receipt thereof. Each party shall provide notice to the other party of any change in address.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

CARBON NATURAL GAS COMPANY

By:
Patrick R. McDonald,
Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed as of the date first above written.

YORKTOWN ENERGY PARTNERS XI, LP

By:	Yorktown XI Company LP, its general partner

	By:	Yorktown XI Associates LLC,
its general partner

By:
Name:
Title:

Address:

Signature Page

Securities Purchase Agreement

APPENDIX I

Certificate of Designation